

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the
Registrant's consolidated financial statements for the quarter ended March 31,
1995 filed as part of the Registrant's Form 10-Q for the quarter ended March 31,
1995 and is qualified in its entirety by reference to such Form 10-Q.
</LEGEND>
<RESTATED>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     US Dollars

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                              SEP-30-1995
<PERIOD-START>                                 OCT-01-1994
<PERIOD-END>                                   MAR-31-1995
<EXCHANGE-RATE>                                1
<CASH>                                         3,376
<SECURITIES>                                   0
<RECEIVABLES>                                  367,363
<ALLOWANCES>                                   9,192
<INVENTORY>                                    149,187
<CURRENT-ASSETS>                               0
<PP&E>                                         114,537
<DEPRECIATION>                                 27,908
<TOTAL-ASSETS>                                 633,930
<CURRENT-LIABILITIES>                          106,014
<BONDS>                                        219,653
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       11,050
<OTHER-SE>                                     281,326
<TOTAL-LIABILITY-AND-EQUITY>                   633,930
<SALES>                                        318,480
<TOTAL-REVENUES>                               354,211
<CGS>                                          266
<TOTAL-COSTS>                                  312,845
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               266
<INTEREST-EXPENSE>                             11,781
<INCOME-PRETAX>                                29,319
<INCOME-TAX>                                   10,490
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   18,829
<EPS-PRIMARY>                                  .79
<EPS-DILUTED>                                  .79

In June 1995, Oakwood acquired Destiny Industries, Inc. a subchapter S Corporation whose earnings were includable in the tax returns of its shareholders. Consequently, Destiny's financial statements did not reflect a provision for income taxes prior to its acquisition by the Company. Income taxes and net income above are on a historical basis, however, EPS is only presented on a proforma basis (assuming Destiny's results had been includable in the Company's tax returns) as historical EPS is not meaningful. Proforma taxes and net income were $11,245 and $18,074, respectively.



